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EXHIBIT 21.1

        METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES AS OF MARCH 17, 2000

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

    NAME                                             JURISDICTION       D/B/A
    ----                                             ------------       -----
Metromedia Fiber Network, Inc.                            DE

Metromedia Fiber Network Services, Inc.                   DE

Metromedia Fiber Network of Illinois, Inc.                DE

Metromedia Fiber Network of New Jersey, Inc.              DE

Metromedia Fiber Network of NYC, Inc.                     DE

International Optical Network, L.L.C.                     DE             ION
 (f/k/a MFNRAC, L.L.C.)

MFN of VA, L.L.C.                                         VA

MFN Purchasing, Inc.                                      DE


MFN International, Inc.                                   DE

MFN Holdings GmbH                                         Germany

Metromedia Fiber Network GmbH                             Germany

Metromedia Fiber Network Services GmbH                    Germany

Metromedia Fiber Network    B.V.                          Netherlands

Abovenet Communications, Inc.                             DE

Paix Net, Inc.                                            DE

Communications Systems Development, Inc.                  DE

Metromedia Fiber Network Europe Finance, Inc.             DE

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